UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2005
MOBILE MINI, INC.
(Exact name of registrant as specified in its chapter)

Delaware	1-12804	86-0748362

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7420 South Kyrene Road, Suite 101, Tempe, Arizona	85283

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 894-6311
None

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On November 2, 2005, Mobile Mini, Inc. issued a press release announcing its financial results for the third quarter ended September 30, 2005. A copy of the press release is furnished as Exhibit 99.01 to this report.
In accordance with general instruction B.2 to Form 8-K, information in this Item 2.02 and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.
The press release includes the financial measure EBITDA and certain pro forma financial results. The EBITDA and other pro forma financial measurements may be deemed a “non-GAAP financial measure” under rules of the Securities and Exchange Commission, including Regulation G. We define EBITDA as net income before interest expense, provision for income taxes, depreciation and amortization, and debt restructuring expense. We use EBITDA as a financial measure in management decision-making because we believe it provides useful supplemental information regarding our financial and liquidity position and facilitate internal comparisons to historical financial position and operating performance of prior periods and external comparisons to competitors’ financial position and operating performance. In addition, several of the financial covenants under our revolving credit facility are expressed by reference to this financial measure, similarly computed. The pro forma financial results reported show our operating results absent: (i) an estimated expense of $1.7 million ($1.0 million after taxes) due to losses sustained as a result of Hurricane Katrina, which includes certain limited insurance reimbursements; (ii) a one-time, pre-tax gain of $3.2 million or $0.13 per diluted share after tax, which was the result of a settlement of a third party claim related to litigation that concluded in 2003; and (iii) a $0.5 million tax benefit or $0.03 per diluted share, due to recognition of certain state net operating loss carry forwards that were previously scheduled to expire in 2005 and 2006, that management now believes are recoverable. Management reached this conclusion due to the improved results of operations achieved in 2005 and expected in 2006. The information included for certain periods in 2004 has been reclassified to conform to the current presentation. We include EBITDA in the earnings announcement to provide transparency to investors. A reconciliation of net income to EBITDA follows (in thousands), which includes effects of rounding:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2005	2004	2005
Net income	$5,837	$7,623	$13,574	$24,153
Interest expense	5,152	5,849	15,114	16,999
Provision for income taxes	3,891	4,874	9,049	14,589
Depreciation and amortization	2,895	3,251	8,404	9,439

EBITDA	$17,775	$21,597	$46,141	$65,180

For a reconciliation of the pro forma results to actual results for the three and nine months ended September 30, 2005, please see pages 5 and 6 of the press release, which is furnished as Exhibit 99.01 to this report.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On October 31, 2005, Barry J. Feld, resigned as a member of the Board of Directors effective on November 2, 2005. Mr. Feld resigned due to the increased time and attention required of his recently assumed position as the Chief Executive Officer and President of Cost Plus, Inc. and consistent with the internal policies of Cost Plus, Inc.
Item 9.01 Exhibits.
(c) Exhibits.
99.01    Registrant’s press release dated November 2, 2005.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILE MINI, INC.
Dated: November 2, 2005	/s/ Lawrence Trachtenberg
	Name:	Lawrence Trachtenberg
	Title:	Executive Vice President and Chief Financial Officer

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